                                 EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT"), dated as of July 19, 1997, is made and entered into by and between SCHEID VINEYARDS INC., a Delaware corporation (the "COMPANY"), and HEIDI M. SCHEID (the "EXECUTIVE").


                                       RECITALS

    A. The Company desires to employ the Executive as its Vice President Finance, Chief Financial Officer and Treasurer on the terms and conditions hereinafter set forth and the Executive desires to accept such employment.

    B. The Executive possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel.

    C. The Company recognizes the valuable services that the Executive has rendered, and desires to be assured that the Executive will continue her active participation in the management and business of the Company.

    D. The Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders, and the Company recognizes that the existence of a possible change in control of the Company causes uncertainty among management which may result in the possible departure or distraction of members of management to the detriment of the Company and its shareholders.

    E. The Company desires to secure the services and employment of the Executive as its Vice President Finance, Chief Financial Officer and Treasurer, and the Executive is willing to serve the Company in such capacities, but desires assurance that she will be protected against the financial impact of an unexpected termination in the event of a change in control of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

         1. EMPLOYMENT. Subject to and pursuant to the terms of this Agreement, the Company shall employ the Executive, and the Executive shall be employed by and shall serve the Company, in the capacity of Vice President Finance, Chief Financial Officer and Treasurer.

         2.   TERM AND RENEWALS.

              (a) TERM AND RENEWALS. Subject to the provisions for earlier termination provided herein, the term of this Agreement (the "TERM") shall commence on the date of this Agreement (the "EFFECTIVE DATE") and shall terminate on the third anniversary of the Effective Date (the "INITIAL TERM") unless renewed pursuant to this SECTION 2(a). The Initial Term shall be renewed for a one (1)-year period (the "INITIAL RENEWAL TERM") if at least six (6) months prior to the expiration of the Initial Term either party hereto shall not have given the other party written notice not to renew this Agreement. The Initial Renewal Term and each "Renewal Term" (as defined in this SECTION 2(a)) shall be renewed for successive one (1)-year periods (each, a "RENEWAL TERM") if at least three (3) months prior to the expiration of the Initial Renewal Term or a Renewal Term, as the case may be, either party hereto shall not have given the other party written notice not to renew this Agreement.

         3. DUTIES. During the Term, the Executive shall serve as and shall have the titles of the Vice President Finance, Chief Financial Officer and Treasurer of the Company, and shall have all duties and responsibilities customarily associated with such position, as limited or expanded pursuant to this Agreement. The Executive shall devote substantially her full working time and effort during normal business hours to the business and affairs of the Company, and shall use her reasonable best efforts to perform such duties and responsibilities faithfully and efficiently.

         4. COMPENSATION. For services rendered by the Executive pursuant to this Agreement, the Company shall pay or award compensation to the Executive as follows:

              (a) BASE COMPENSATION. The Company shall pay to the Executive a base salary ("BASE COMPENSATION") of $120,000 per annum from the date of this Agreement, payable in accordance with the Company's customary practices for its senior executive officers. The amount of Base Compensation shall be reviewed by the Board on at least an annual basis, and may be increased to reflect inflation or such other adjustments as the Board may deem appropriate; PROVIDED, HOWEVER, that Base Compensation, as increased, may not be decreased.

              (b) BONUS COMPENSATION. In addition to Base Compensation, the Executive may be awarded, for each fiscal year of the Company ending with or within the Term, an annual bonus ("BONUS"), whether pursuant to a formal bonus or incentive plan or program of the Company or otherwise, in cash or other property acceptable to the Executive, including stock options, rights or warrants in the Company, which Bonus shall be based on such criteria as may be deemed appropriate and adopted by the Board. If earned, the Bonus shall be paid to the Executive within ninety (90) days after the end of each fiscal year of the Company, except to the extent, if any, that the Executive otherwise shall have elected to defer all or part of the receipt of such Bonus.

              (c) WITHHOLDING. The Company shall deduct and withhold from the compensation payable to the Executive hereunder any and all applicable federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statute or regulation.


                                          2.

         5. FRINGE BENEFITS; REIMBURSEMENT; VACATION. In addition to Base Compensation and Bonus provided for in SECTION 4 above, during the Term the Executive shall be entitled to receive:

              (a) all fringe benefits customarily offered by the Company to its senior executive officers, including without limitation, participation in any Company stock compensation plan and the various employee benefit plans or programs (collectively, the "BENEFIT PLANS") provided to the employees of the Company in general, subject to the eligibility requirements with respect to each such Benefit Plan, and to such other benefits or perquisites as may be approved by the Board during the Term;

              (b) reimbursement from the Company for all customary, ordinary and necessary business expenses incurred by the Executive in the performance of her duties and responsibilities hereunder, PROVIDED that the Executive furnishes the Company with vouchers, receipts and other substantiation of such expenses within thirty (30) days after they are incurred; and

              (c) paid vacation benefits in accordance with the Company's vacation policy in effect for its senior executive officers.

The Executive may take accrued vacation at such times during each fiscal year of the Company as mutually may be convenient to the Company and to the Executive, and all unused vacation time as of the end of any fiscal year of the Company shall accrue or lapse in accordance with the Company's vacation policy in effect for its senior executive officers.

         6.   INDEMNIFICATION.

              (a) OBLIGATION OF THE COMPANY. To the maximum extent permitted by law, the Company hereby indemnifies and agrees to hold harmless the Executive from any and all costs or expenses incurred by her on account of the fact that she becomes a party, or is threatened to be made a party, to any pending, threatened or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that she is, was or becomes a director, officer, employee or agent of the Company or of any parent or subsidiary of the Company. Such costs and expenses shall include, without limitation, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her in connection with any such action, suit or proceeding. To the maximum extent permitted by and subject to any requirements of law, costs and expenses incurred by the Executive in defending a civil or criminal action, suit or proceeding shall be paid by the Company as bills for such services are presented by the Executive to the Company. In any such matter, the Executive shall be entitled to select her own legal counsel.

              (b) INSURANCE COVERAGE. To the maximum extent permitted by law, the Company shall obtain and maintain standard form director's and officer's liability insurance with responsible carriers and in reasonable amounts, and any other additional insurance which reasonably may be obtained, covering to the extent available any liability of the kind described in SECTION 6(a) above, and protecting the Executive against costs and expenses described in SECTION 6(a) above which are not for any reason satisfied by the Company.


                                          3.

              (c) SUCCESSOR LIABILITY AND SURVIVAL. The obligations of the Company set forth in this SECTION 6 shall bind any successor corporation to the Company (whether direct or indirect, by purchase, merger, consolidation, acquisition of stock or otherwise) so that the Executive shall stand in the same position under this Agreement with respect to any successor corporation as the Executive would have with respect to the Company if its separate existence had continued. The Company's obligations under this SECTION 6 shall survive termination of this Agreement, and shall survive indefinitely with respect to any costs, expenses or liabilities incurred by the Executive on account of any actual or alleged action or inaction by the Executive while employed by the Company.

         7.   TERMINATION OF EMPLOYMENT.

              (a) TERMINATION. Except as otherwise provided in this Agreement, the Executive's employment by the Company hereunder shall terminate upon the earliest to occur of the dates specified below (as applicable, the "TERMINATION DATE"):

                   (i) The close of business on the date of expiration of the Term.

                   (ii) The close of business on the date of the Executive's death ("DEATH").

                   (iii) The close of business on the date specified as the effective date of termination of the Executive's employment in a "Notice of Termination" (as defined below) delivered by the Company to the Executive due to the Executive's "Disability" (as defined below). For purposes of this Agreement, the term "DISABILITY" shall mean the inability or incapacity of the Executive, due to any medically determined physical or mental impairment, to perform her duties and responsibilities for the Company for a total of one hundred eighty (180) calendar days in any twelve
    (12) month period during the Term.

                   (iv) The close of business on the date specified as the effective date of termination of the Executive's employment by the Executive in a Notice of Termination delivered by the Executive to the Company (a "VOLUNTARY TERMINATION").

                   (v) The close of business on the date specified as the effective date of termination of the Executive's employment by the Company for "Cause" (as defined below) in a Notice of Termination delivered by the Company to the Executive. For purposes of this Agreement, the term "CAUSE" shall mean termination based on (A) the Executive's material breach of this Agreement which, if capable of cure, is not cured fully within ten (10) days after written notice to the Executive identifying such breach, PROVIDED, that such ten (10)-day period shall be extended to sixty (60) days if such breach is not reasonably susceptible to cure within ten (10) days and the Executive shall have commenced to cure and is then proceeding with due diligence to cure such breach; (B) conviction of the Executive for
    (x) any crime constituting a felony in the jurisdiction in which committed,
    (y) any crime involving moral turpitude (whether or not a felony) or (z) any other criminal act against the Company involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony);


                                          4.

    (C) substance abuse by the Executive which is repeated after written notice to the Executive identifying such abuse; (D) the failure or the refusal of the Executive to follow lawful and proper directives of the Board (or of any superior officer of the Company having direct supervisory authority over the Executive), which is not corrected within ten (10) days after written notice to the Executive identifying such failure or refusal;
    (E) willful malfeasance or gross misconduct by the Executive which discredits or damages the Company; (F) indictment of the Executive by a grand jury for a felony violation of the federal securities laws; or (G) the engagement by the Executive in any "Prohibited Activity" or "Competitive Activity" (as such terms respectively are defined in SECTIONS 10(c)(i) and 10(c)(ii) below) in violation of this Agreement.

                   (vi) The close of business on the date specified as the effective date of termination of the Executive's employment by the Company other than for Death, Disability or Cause in a Notice of Termination delivered by the Company to the Executive. The Executive acknowledges and agrees that the Executive's employment hereunder is "at will" and that the Company may terminate the Executive's employment at any time for any or no reason, with or without Cause.

              (b) NOTICE OF TERMINATION. Any termination of the Executive's employment hereunder (other than termination as a result of Death) by the Company or by the Executive shall be communicated by a Notice of Termination to the other party hereto given in accordance with the provisions of SECTION 11(b) below. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, and (ii) if applicable, sets forth the facts and circumstances claimed to provide a basis for termination of the Executive's employment.

         8. PAYMENT UPON TERMINATION OF EMPLOYMENT. If the Executive's employment is terminated for any reason, then, without limiting any other rights or remedies available to the Company at law or in equity, the Company shall pay or provide to the Executive, her legal representatives, heirs, eligible dependents, if any, or permitted assigns, as applicable, (i) within ten (10) days after the Termination Date, all Base Compensation earned but unpaid as of the Termination Date; and (ii) all benefits to which such persons may be entitled under any of the Benefit Plans which provide for benefits after termination of employment, in accordance with the terms thereof.

         9. LIMITATION ON PAYMENTS. If any payments provided for under this Agreement, either alone or together with other payments which the Executive would have the right to receive from the Company, will constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986 (the "CODE") as in effect at the time of payment, such payment shall be reduced to the largest amount which will result in no portion being subject to the excise tax imposed by Section 4999 of the Code or the disallowance of a deduction by the Company pursuant to Section 280G(a) of the Code. The determination of the amount of any reduction under this SECTION 9 and the payments to which such reduction shall apply, shall be made in good faith by the Executive and such determination shall be binding on the Company.


                                          5.

         10.  EXECUTIVE COVENANTS.

              (a) UNAUTHORIZED DISCLOSURE. The Executive agrees and understands that due to the Executive's position with the Company, both prior to, if applicable, and subsequent to the date of this Agreement, the Executive has been and will be exposed to, and has received and will receive confidential and proprietary information of the Company or relating to the Company's business or affairs (collectively, the "TRADE SECRETS"), including but not limited to technical information, computer software (including source and object code data and related documentation), research and development, know-how, product information, formulae, processes, business and marketing plans, strategies, customer information, other information concerning the Company's products, promotions, development, financing, expansion plans, business policies and practices and other forms of information considered by the Company to be proprietary and confidential and in the nature of trade secrets. Except to the extent that the proper performance of the Executive's duties and responsibilities hereunder may require disclosure, and except as such information (i) was known to the Executive prior to her employment by the Company or (ii) was or becomes generally available to the public other than as a result of a disclosure by the Executive in violation of the provisions of this
SECTION 10(a), the Executive agrees that during the Term and at all times thereafter the Executive will keep such Trade Secrets confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. This confidentiality covenant has no temporal, geographical or territorial restriction. On the Termination Date, the Executive promptly will supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible product or document which have been produced by, received by or otherwise submitted to the Executive in the course of her employment with the Company, including the period during and prior to the Term. Any material breach of the terms of this SECTION 10(a) shall be considered Cause.

              (b) INVENTIONS. The Executive agrees that any and all inventions, discoveries, improvements, processes, formulae, business application software patents, copyrights and trademarks made, developed, discovered or acquired by her during her employment by the Company, including the Term, solely or jointly with others or otherwise, which relate to the business of the Company, and all knowledge possessed by the Executive relating thereto (collectively, the "INVENTIONS"), shall be fully and promptly disclosed to the Board and to such person or persons as the Board shall direct, and shall be the sole and absolute property of the Company and the Company shall be the sole and absolute owner thereof. The Executive agrees that she will at all times keep all Inventions secret from everyone except the Company and such persons as the Board may from time to time direct. The Executive shall, as requested by the Company at any time and from time to time, whether prior to or after the expiration of the Term, execute and deliver to the Company any instruments deemed necessary by the Company to effect disclosure and assignment of the Inventions to the Company or its designees and any patent applications (United States or foreign) and renewals with respect thereto, including any other instruments deemed necessary by the Company for the prosecution of patent applications or the acquisition of letters patent. Reference is hereby made to APPENDIX A to this Agreement, which reprints the text of Sections 2870 through 2872 of the California Labor Code. Execution of this Agreement by the Executive shall confirm that the Executive has received and read such APPENDIX A. The provisions of this SECTION 10(b) shall


                                          6.

not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code.
(b)
              (c) PROHIBITED AND COMPETITIVE ACTIVITIES. The Executive and the Company recognize that due to the nature of the Executive's engagement hereunder and the relationship of the Executive to the Company, both prior and subsequent to the date of this Agreement, the Executive has had and will have access to, has had and will acquire, and has assisted and may continue to assist in developing, confidential and proprietary information relating to the business and operations of the Company and its affiliates, including Trade Secrets. The Executive acknowledges that such information has been and will be of central importance to the business of the Company and its affiliates and that disclosure of it to, or its use by, others (including, without limitation, the Executive (other than with respect to the Company's business and affairs)) could cause substantial loss to the Company. The Executive and the Company also recognize that an important part of the Executive's duties and responsibilities will be to develop good will for the Company and its affiliates through her personal contact with "Clients" (as defined below), employees and others having business relationships with the Company, and that there is a danger that this good will, a proprietary asset of the Company, may follow the Executive if and when her relationship with the Company is terminated. The Executive accordingly agrees as follows:

                   (i) PROHIBITED ACTIVITIES. The Executive will not at any time during the Term and for two (2) years thereafter: (A) other than in the course of her employment, disclose or furnish to any other person or, directly or indirectly, use for her own account or the account of any other person, any Trade Secrets, no matter from where or in what manner she may have acquired such Trade Secrets, and she shall retain all such Trade Secrets in trust for the benefit of the Company, its affiliates and the successors and assigns of any of them; (B) directly or through one or more intermediaries, solicit for employment any person who, at the time of such solicitation, is employed by the Company or any affiliate thereof; (C) directly or indirectly, whether for her own account or for the account of any other person, solicit, divert or endeavor to entice away from the Company or any entity controlled by the Company, or otherwise engage in any activity intended to terminate, disrupt or interfere with, the Company's or any of its affiliate's relationship with, Clients, or otherwise adversely affect the Company's or any of its affiliate's relationship with Clients or other business relationships of the Company or any affiliate thereof; or
    (D) publish or make any statement critical of the Company or any shareholder or affiliate of the Company, or in any way adversely affect or otherwise malign the business or reputation of any of the foregoing persons (any activity described in CLAUSE (A), (B), (C) OR (D) of this SECTION 10(c)(i) being herein referred to as a "PROHIBITED ACTIVITY"); PROVIDED, HOWEVER, that if in the written opinion of counsel, the Executive is legally compelled to disclose Trade Secrets to any tribunal or else stand liable for contempt or suffer other similar censure or penalty, then the disclosure to such tribunal of those Trade Secrets which such counsel advises in writing legally are required to be disclosed shall not constitute a Prohibited Activity, PROVIDED that the Executive shall give the Company as much advance notice of such disclosure as is reasonably practicable. For purposes of this Agreement, "CLIENTS" shall mean those persons who, at any time during the Executive's course of employment with the Company (including, without limitation, prior to the date of this Agreement) are

                                          7.

or were clients or customers of the Company or any affiliate thereof or any predecessor of any of the foregoing.

                   (ii) NON-COMPETITION. By and in consideration of the Company's entering into this Agreement and providing the compensation and benefits to be provided by the Company to the Executive, and further in consideration of the Executive's continued exposure to the confidential and proprietary information of the Company (including, without limitation, the Trade Secrets), the Executive agrees that the Executive will not, during the Term, engage in any "Competitive Activity" (as defined below). For purposes of this Agreement, the term "COMPETITIVE ACTIVITY" shall mean engaging in any of the following activities: (A) serving as a director of any "Competitor" (as defined below); (B) directly or indirectly through one or more intermediaries, either (x) controlling any Competitor or (y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and, at the time of any acquisition, do not exceed 5% of the particular class of interests outstanding) (it being understood that, if interests in any Competitor are owned by an investment vehicle or other entity in which the Executive owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Executive, such portion determined by applying the percentage of the equity interest in such entity owned by the Executive to the interests in such Competitor owned by such entity); (C) employment by (including, without limitation, serving as an officer or partner of), providing consulting services to (including, without limitation, as an independent contractor), or managing or operating the business or affairs of, any Competitor; or (D) participating in the ownership, management, operation or control of or being connected in any manner with any Competitor. For purposes of this Agreement, the term "COMPETITOR" shall mean any person (other than the Company or any affiliate thereof) that competes, either directly or indirectly, at the time of determination, in any "Restricted Area" (as defined below) with any of the business conducted by the Company or any affiliate thereof. For purposes of this Agreement, the term "RESTRICTED AREA" shall mean any state or territory of the United States in which the Company or any affiliate thereof conducts business or any state or similar subdivision of any foreign country.

                   (iii) REMEDIES. The Executive agrees that any breach of the terms of this SECTION 10 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. The Executive therefore also agrees that in the event of any such breach or any threat of such breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this SECTION 10 shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive.



                                          8.

         The provisions of this SECTION 10 shall survive any termination of this Agreement. The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements set forth in this SECTION 10.

         11.  MISCELLANEOUS.

              (a) BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, representatives, estates, successors and assigns, including any successor or assign to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock or otherwise; PROVIDED, HOWEVER, that the Executive, or any beneficiary or legal representative of the Executive, shall not assign all or any portion of the Executive's rights or obligations under this Agreement without the prior written consent of the Company.

              (b) NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given on the day delivered if delivered personally, within three (3) "Business Days" (as defined below) after being sent if sent by registered or certified mail (postage prepaid, return receipt requested), the next day after being sent if sent by overnight courier (prepaid) or the next day after being sent if sent by telecopier to either party at the following address:

              IF TO THE COMPANY:

                   Scheid Vineyards Inc.
                   13470 Washington Blvd.
                   Marina del Rey, CA  90292
                   Telephone:     (310) 301-1555
                   Telecopier:    (310) 301-1569

              WITH A COPY TO:

                   Brobeck, Phleger & Harrison LLP
                   550 South Hope Street, 24th Floor
                   Los Angeles, CA  90071
                   Attention:      V. Joseph Stubbs, Esq.
                   Telephone:     (213) 239-1253
                   Telecopier:    (213) 239-1324



                                          9.

              IF TO THE EXECUTIVE:

                   Heidi M. Scheid
                   c/o Scheid Vineyards Inc.
                   13470 Washington Blvd.
                   Marina del Rey, CA  90292
                   Telephone:     (310) 301-1555
                   Telecopier:    (310) 301-1569

or to such other address as either party shall have specified for itself or herself from time to time to the other party in writing. For purposes of this Agreement, the term "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or any day on which commercial banks in Los Angeles, California, are authorized or required by law to close.

              (c) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, between them as to such subject matter.

              (d) AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

              (e) HEADINGS. The headings contained in this Agreement are inserted for convenience or reference only, and do not constitute a part of this Agreement.

              (f) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer any rights or remedies on any person not a party to this Agreement.

              (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

              (h) INVALIDITY; SEVERABILITY. In the event that any provision of this Agreement shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions reasonably can still be given effect in accordance with the intentions of the parties, and the invalid and unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

              (i) GOVERNING LAW. The validity and interpretation of this Agreement shall be governed by the laws of the State of California, without reference to the conflict of laws principles thereof.

              (j) MEDIATION AND ARBITRATION. Any dispute which may arise between the parties hereto as to the construction, interpretation or effect of this Agreement which is not resolved by mutual agreement between the parties, shall first be submitted to nonbinding mediation on terms and conditions to be mutually agreed upon by the parties. In the event that


                                         10.

a dispute is not resolved by nonbinding mediation, the disputing party may give the other party notice of such party's intention to cause the same to be submitted to arbitration. After fifteen (15) days have elapsed from the giving of such notice, but not before such time, the party who gave such notice may cause any such dispute which then remains unresolved to be submitted to arbitration by submitting the same to the Los Angeles, California office of the American Arbitration Association (the "AAA") (or any successor thereto, but if no organization is then performing a function reasonably similar to the AAA, then to a court of competent jurisdiction in accordance with the rules of such court) with a request for arbitration to be conducted in accordance with the rules thereof by one (1) arbitrator to be jointly selected by the parties. The prevailing party's expenses, including without limitation attorneys' fees, in connection with such arbitration shall be borne by the losing party; PROVIDED, HOWEVER, that if liability is allocated by the arbitrator between the parties, the expenses of such arbitration, including without limitation the parties' attorneys' fees, shall be borne by the parties in proportion to their respective percentages or proportions of liability assessed by the arbitrator. The decision of the arbitrator as to all matters properly submitted to such arbitrator and as to the apportionment of expenses of arbitration shall be conclusive and binding upon the parties and judgment upon any award may be entered in any court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                        SCHEID VINEYARDS INC.,
                        a Delaware corporation


                        By:  /s/ Alfred G. Scheid
                             --------------------------------------------------
                             Name:     Alfred G. Scheid
                             Title:    Chief Executive Officer

                                                                       "COMPANY"



                             /s/ Heidi M. Scheid
                             --------------------------------------------------
                             HEIDI M. SCHEID

                                                                     "EXECUTIVE"


                                         11.

                                                       Appendix A

                               NOTIFICATION TO EMPLOYEE

              Set forth below is the text of Sections 2870, 2871 and 2872 of the California Labor Code, as published in West's Ann. Cal. Labor Code (1989) and West's Ann. Cal. Labor Code (1994 Supp.):

Section 2870. EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

         (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

              (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

              (2) Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Section 2871. CONDITIONS OF EMPLOYMENT OR CONTINUED EMPLOYMENT; DISCLOSURE OF INVENTIONS

         No employer shall require a provision made void and unenforceable by
Section 2870 as a condition of employment or continued employment. Nothing in this article shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee's inventions made solely or jointly with others during the term of his or her employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.

Section 2872. NOTICE TO EMPLOYEE; BURDEN OF PROOF

         If an employee agreement entered into after January 1, 1980, contains a provision requiring the employee to assign or offer to assign any of his or her rights in any invention to his or her employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention which qualifies fully under the provisions of Section 2870. In any suit or action arising thereunder, the burden of proof shall be on the employee claiming the benefits of its provisions.